Exhibit 10.3

NITINOL MEDICAL TECHNOLOGIES, INC.

1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.	PURPOSE

The purpose of the Nitinol Medical Technologies, Inc. 1996 Stock Option plan for Non-Employee Directors (the “Plan”) is to promote the interests of Nitinol Medical Technologies, Inc. (the “Company”) and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of Common Stock, par value $.001 per share (the “Shares”), of the Company.

2.	ADMINISTRATION

The Plan shall be administered by the Company’s Board of Directors (the “Board”). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of Shares subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent applicable, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. If any Plan provision is later found not to be in compliance with such Rule, such provision shall be deemed null and void. From and after the date that the Company first registers a class of equity securities under Section 12 of the Exchange Act, no director may or sell shares received upon the exercise of an option during the six month period immediately following the grant of the option.

3.	ELIGIBILITY

The class of individuals eligible to receive grants of options under the Plan shall be directors of the Company who are not employees of the Company or its affiliates, who do not otherwise receive compensation from the Company or its affiliates (other than compensation received solely for services rendered as a director of the Company) and who have not, within one year immediately preceding the determination of such director’s eligibility, received any award under any other plan of the Company or its affiliates that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its affiliates (other than any other plan under which participants’ entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934) (“Eligible Directors”). Any holder of an option granted hereunder shall hereinafter be referred to as a “Participant.”

4.	SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 6, an aggregate of 150,000 Shares, as such Shares were constituted on the date of approval of the Plan by the Company’s Board of Directors, shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the shares subject to, but not delivered under, such option shall be available for other options.

5.	GRANT, TERMS AND CONDITIONS OF OPTIONS

(a) Subject to approval of the Plan by the stockholders of the Company as provided in Section 9 hereof, on the date that a registration statement (the “Registration Statement”) with respect to the Common Stock is declared effective by the Securities Exchange Commission (the “SEC”) each Eligible Director will be granted an option hereunder to purchase 10,000 Shares. The options granted to such Eligible Directors shall be subject to vesting in equal monthly installments over a period of three years commencing with the date of grant; provided, that only whole shares may be issued pursuant to the exercise of any option.

(b) Upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 10,000 Shares. Any such options granted to newly elected Eligible Directors shall be subject to vesting in equal monthly installments over a three year period commencing with the date of the election of such Eligible Director to the Board; provided, that only whole shares may be issued pursuant to the exercise of any option.

(c) Immediately following each Annual Stockholders Meeting, commencing with the meeting following the close of fiscal year 1996, each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 2,500 Shares as of the date of such meeting. The options granted to such Eligible Directors shall be fully vested six months after the date of grant.

(d) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and shall have the following terms and conditions:

(i) PRICE. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of this Plan, Fair Market Value of the options granted pursuant to Section 5(a) hereof shall be deemed to be the initial public offering price per share of Common Stock as set forth in the final Prospectus filed with the SEC in connection with the Registration Statement, and Fair

Market Value of all other options shall be the closing sales price as reported on the NASDAQ National Market on the date in question, or, if the Shares shall not have traded on such date, the closing sales price on the first date prior thereto on which the Shares were so traded.

(ii) PAYMENT. Payment of the purchase price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier’s check for the Shares being purchased.

(iii) EXERCISABILITY AND TERM OF OPTIONS. Subject to any vesting requirements, options shall be exercisable in whole or in part at all times during the period beginning on the date of grant until the earlier of ten years from the date of grant and the expiration of the one year period provided in paragraph (iv) below.

(iv) TERMINATION OF SERVICE AS ELIGIBLE DIRECTOR. Upon termination of a participant’s service as a Director for any reason, all outstanding options which have become vested as of the date of termination shall be exercisable in whole or in part for a period of one year from the date upon which the participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

(v) NONTRANSFERABILITY OF OPTIONS. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the participant or by the Participant’s guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

(vi) LISTING AND REGISTRATION. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

(vii) OPTION AGREEMENT. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6.	ADJUSTMENT OF AND CHANGES IN SHARES

In the event of a stock split, stock dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder.

7. NO RIGHTS OF STOCKHOLDERS

Neither a Participant nor a Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

8. PLAN AMENDMENTS

The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of stockholders of the Company: (i) increase the number of Shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by Section 6, (ii) change the requirement of Section 5(d) that option grants be priced at Fair Market Value, except as permitted by Section 6, (iii) modify in any respect the class of individuals who constitute Eligible Directors or (iv) materially increase the benefits accruing to Participants hereunder. The provisions of Sections 3 and/or 5 may not be amended more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules under either such statute.

9. EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective on the date that the Registration Statement is declared effective by the SEC so long as it is approved by the holders of a majority of the Company’s outstanding shares of voting capital stock at any time within 12 months before or after the adoption of the Plan by the Board. Unless sooner terminated by the Board, the Plan shall terminate ten years from the earlier of (a) the date on which the Plan is adopted by the Board or (b) the date on which the Plan is approved by the stockholders of the Company. No option may be granted after such termination or during any suspension of the Plan. The amendment or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

NMT MEDICAL, INC.

Amendment No. 1

to

1996 Stock Option Plan for Non-Employee Directors

The 1996 Stock Option Plan for Non-Employee Directors (the “Plan”) of NMT Medical, Inc., is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1. The first sentence of Section 4 of the Plan shall be deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in Section 6, an aggregate of

225,000 Shares, as such Shares were constituted on the date of approval of the Plan by the Company’s Board of Directors, shall be available for issuance upon the exercise of options granted under the Plan.”

2. The first sentence of Section 5(b) of the plan shall be deleted in its entirety and replaced with the following:

“Upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase

15,000 Shares.”

3. The first sentence of Section 5(c) of the Plan shall be deleted in its entirety and replaced with the following:

“Immediately following each Annual Stockholders Meeting,

commencing with the meeting following the close of fiscal year

1996, each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase

5,000 Shares as of the date of such meeting.”

Except as aforesaid, the Plan shall remain in full force and effect.

Adopted by the Board of Directors on April 26, 2001

Approved by the Stockholders on June 7, 2001.

NMT MEDICAL, INC.

Amendment No. 2

to

1996 Stock Option Plan for Non-Employee Directors, as Amended

WHEREAS, NMT Medical, Inc. (the “Company”) wishes to recognize the additional time commitments and responsibilities assumed by each member of the Board of Directors who serves on one or more committees of the Board of Directors of the Company, and

WHEREAS, the Board of Directors has adopted, and the Stockholders of the Company have approved, the following amendments:

NOW, THEREFORE, the 1996 Stock Option Plan for Non-Employee Directors, as amended (the “Plan”) of the Company, is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1. The first sentence of Section 5(b) of the plan shall be deleted in its entirety and replaced with the following:

“Upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 20,000 Shares.”

2.	Section 5(c) of the Plan shall be deleted in its entirety and replaced with the following:

“Immediately following each Annual Stockholders Meeting, each
Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and
including such meeting, will be granted an option to purchase
5,000 Shares as of the date of such meeting. In addition, also following each Annual Stockholders Meeting, each Eligible
Director who served as a member of a committee of the Board
during the preceding fiscal year will be granted an additional option to purchase (i) 2,000 Shares if such Eligible Director served as chairperson of such committee or (ii) 1,000 Shares if such Eligible Director did not serve as a chairperson of such committee. The options granted to such Eligible Director shall be fully vested six months after the date of grant.”

Except as aforesaid, the Plan shall remain in full force and effect.

Adopted by the Board of Directors on March 7, 2002.

Approved by the Stockholders on June 28, 2002.

NMT MEDICAL, INC.

Amendment No. 3

to

1996 Stock Option Plan for Non-Employee Directors, as Amended

The 1996 Stock Option Plan for Non-Employee Directors, as amended (the “Plan”), of NMT Medical, Inc. (the “Company”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.	The first sentence of Section 4 of the Plan shall be deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in Section 6, an aggregate of
325,000 Shares, as such Shares were constituted on the date of approval of the Plan by the Company’s Board of Directors, shall be available for issuance upon the exercise of options granted under the Plan.”

Except as aforesaid, the Plan shall remain in full force and effect.

Adopted by the Board of Directors on February 20, 2003.

Approved by the Stockholders on June 18, 2003.